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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-68940) of Simon Property Group, L.P. and in the related prospectus of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Simon Property Group, L.P., Simon Property Group, L.P. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Simon Property Group, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

Indianapolis, Indiana March 29, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM